AUL AMERICAN SERIES FUND, INC.
                              ARTICLES OF AMENDMENT

     AUL AMERICAN SERIES FUND, INC., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, having its principal office in Baltimore, Maryland (hereinafter, the "Corporation"), hereby certifies to the Maryland Department of Assessments and Taxation that:

     FIRST: Article I of the Corporation's Articles of Incorporation, effective July 26, 1989, as amended by Articles Supplementary filed on April 5, 1990, May 22, 1995, September 5, 1997, October 1, 1997, September 3, 1999, and March 28, 2001, is hereby amended to read as follows:

          The  name  of  the  corporation   (hereinafter   referred  to  as  the
     "Corporation") shall be OneAmerica Funds, Inc.

     SECOND: The Articles of Incorporation of the Corporation, as amended, are hereby further amended to change the names of the following series of the Corporation to the new names noted below:

Former Name                                                 New Name
-----------                                                 --------
AUL American Equity Portfolio                               OneAmerica Value Portfolio
AUL American Bond Portfolio                                 OneAmerica Investment Grade Bond Portfolio
AUL American Money Market Portfolio                         OneAmerica Money Market Portfolio
AUL American Managed Portfolio                              OneAmerica Asset Director Portfolio
AUL Tactical Asset Allocation Portfolio                     OneAmerica Tactical Asset Allocation Portfolio
AUL Conservative Investor Portfolio                         OneAmerica Conservative Investor Portfolio
AUL Moderated Investor Portfolio                            OneAmerica Moderate Investor Portfolio
AUL Aggressive Investor Portfolio                           OneAmercia Aggressive Investor Portfolio


     THIRD: The Articles of Incorporation, as amended, have previously authorized six hundred million (600,000,000) shares of Common Stock, par value of $.001 per share, with an aggregate par value of $600,000, which the Board of Directors has classified as follows:

   OneAmerica Value Portfolio
     Common Stock                                                  20 million

   OneAmerica Investment Grade Bond Portfolio
     Common Stock                                                  20 million

   OneAmerica Money Market Portfolio
     Common Stock                                                  400 million

   OneAmerica Asset Director Portfolio
     Common Stock                                                  40 million

   OneAmerica Tactical Asset Allocation Portfolio
     Common Stock                                                  25 million

   OneAmerica Conservative Investor Portfolio
     Common Stock                                                  25 million

   OneAmerica Moderate Investor Portfolio
     Common Stock                                                  25 million

   OneAmerica Aggressive Investor Portfolio
     Common Stock                                                25 million and

       the remaining 20 million Shares shall be authorized but unallocated.

     FOURTH:  These  Articles of Amendment  shall become  effective May 1, 2002.
                                                                    -----------

     FIFTH: The foregoing amendments to the Articles of Incorporation as hereinabove set forth were approved by a majority of the entire Board of Directors of the Corporation, and the amendments are limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information, and belief the matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

Date:  April 29, 2002                     AUL AMERICAN SERIES FUND, INC.



                                          By:  /s/ R. Stephen Radcliffe
                                               ---------------------------------
                                               R. Stephen Radcliffe, President

ATTEST:

By: /s/ Richard A. Wacker
    ---------------------------------
    Richard A. Wacker, Secretary